Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.
CHS DRAFT
02/23/2023

CO-PRODUCT
MARKETING AGREEMENT

This Co-Product Marketing Agreement is made as of April 12, 2024 (the “Effective Date”) by and between CHS Inc., a Minnesota cooperative corporation (“Marketer”), and Cardinal Ethanol LLC, an Indiana limited liability company (“Producer”). Marketer and Producer are sometimes referred to in this Agreement individually as a “Party” and together as the “Parties”.

BACKGROUND

A. Producer owns and operates an ethanol production facility in Colwich, KS, called “Cardinal Colwich” (the “Facility”).

B. In addition to producing liquid ethanol, Producer’s operation of the Facility produces certain Distillers’ Products as defined below which may be sold for various uses.

C. Marketer engages in the business of merchandising Distillers’ Products and similar products for itself and for other customers.

D. Subject to the terms and conditions set forth in this Agreement, Producer desires to engage Marketer as its exclusive marketer of Distillers’ Products and certain other products produced at the Facility.

AGREEMENT

NOW, THEREFORE, in view of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby recognized by the Parties, the Parties hereby agree as follows.

ARTICLE I
Certain Definitions

1.1    Definitions. The terms defined in this Section 1.1 and other parts of this Agreement apply to this Agreement. Any word, phrase or expression that is not defined in this Agreement that has a generally accepted meaning in the feed trade industry in the United States shall have such meaning in this Agreement.

(a)“Buyer” means an entity to which Marketer sells Distillers’ Products.

(b)“Distillers’ Products” means Protomax, Solbran, and Wet Corn Bran with Solubles.

(c)“Execution Costs” means: (i) the actual costs charged by a third party, or otherwise incurred, for freight and/or transportation of the Subject Products from the Facility to a Buyer including charges and fees for any and all railcar leases, transloading costs, brokerage costs, shrink incurred as a result of the loading and unloading of the Subject Products during transportation process, interim storage and/or terminaling incurred prior to delivery; (ii) sales taxes, VAT and such other taxes, duties, import or export fees or costs, tariffs, fees or charges as may be applicable to the purchase, delivery or sale of the Subject Products as contemplated under this Agreement; and (iii) all other costs, expenses, fees or charges charged by a third party in connection with such transportation and delivery to a Buyer, [***].

(d)“FOB” has the definition set forth in Incoterms 2010, as published by the International Chamber of Commerce.

(e)“Initial Term” means the period of time beginning on the Effective Date and ending on the [***] anniversary of the Effective Date.

(f)“Protomax” means the product defined by the specifications therefor set forth in Schedule 2.5.

(g)“Renewal Term” means [***] term following the conclusion of the Initial Term or the conclusion of the then–current Renewal Term.

(h)“Solbran” means the product defined by the specifications therefor set forth in Schedule 2.5.

(i)“Specifications” means the specifications mutually agreed to by the Parties for the Subject Products from time to time including those specifications set forth in Schedule 2.5.

(j)“Subject Products” means the Distillers’ Products and additional products Producer produces at the Facility.

(k)“Ton” means one short ton equal to two thousand (2,000) pounds of Subject Products measured in accordance with customary industry weights and measures.

(l)“Transportation” means truck, railroad, pipe, vessel or other means of transporting the Subject Products from the Facility as may be determined by Marketer in its sole discretion.

(m)“Wet Corn Bran with Solubles” means the product defined by the specifications therefor set forth in Schedule 2.5.

ARTICLE II
Marketing of Subject Products

2.1    Exclusive Marketer. Marketer shall be the exclusive marketer of all Subject Products produced at the Facility.

2.2.    Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Producer shall sell to Marketer and Marketer shall purchase from Producer all Subject Products produced at the Facility in accordance with the terms set forth in this Agreement. Producer hereby provides to Marketer the non-binding estimate that on an annual basis it will make available for purchase by Marketer approximately [***] Tons of Subject Products. Producer must produce all Subject Products that are subject to an Accepted Contract (as hereinafter defined) and shall be liable for failing to make such amount of Distillers’ Products available for purchase by Marketer. Subject to the preceding sentence, (a) the Parties acknowledge and agree that the estimate provided above is not binding on Producer, (b) Producer has no obligation to produce any specific amount of Subject Products, and (c) Producer shall incur no liability for failing to produce any such amount of Subject Products.

2.3    Accepted Contracts. Marketer shall execute contracts with Buyers for the sale of one or more Subject Products to such Buyers. Prior to executing any such contracts, Marketer shall promptly provide notice to Producer as to the terms and conditions of such contracts, including the price, volume and term of such commitments (each such advice, a “Contract Offer”). Marketer shall give notice of all Contract Offers to the Producer employee set forth at the end of this Section 2.3 or such other Producer employee designated by Producer in writing (such Producer employee, the “Producer Contact”) via tele phone, e–mail or any other form of communication mutually agreed to by the Parties. Upon receipt of a Contract Offer, the Producer Contact shall immediately direct Marketer to either reject or accept such Contract Offer. Any Contract Offer shall be deemed rejected if not accepted by the Producer Contact: (a) during the same telephone call on which the Contract Offer was provided; or (b) within two hours after delivery of the e–mail or other written or electronic communication pursuant to which the Contract Offer was provided. Marketer shall provide to Producer a written sales confirmation following receipt of Producer’s acceptance of a Contract Offer (each, an “Accepted Contract”). Once Producer has authorized an Accepted Contract, and notwithstanding whether Marketer actually receives a returned signed sales confirmation from Producer, Producer shall be obligated to make the Subject Products that are subject to such Accepted Contract available for delivery to Marketer. If any Contract Offer is rejected, for whatever reason, Marketer shall have no obligation to, and shall have no liability for its failure to, purchase the quantity of Subject Products that are subject to such rejected Contract Offer.

Until Producer notifies Marketer in writing otherwise, the Producer Contact shall be:

Name: Casey Bruns
Telephone Number: 765 964-3137
Email: cbruns@cardinalethanol.com

2.4    Price and Payment.

(a)FOB Facility Price.

i.In most instances, pricing for Marketer’s purchase of Subject Products from Producer will be based on [***]. In other instances, pricing for Marketer’s purchase of Subject Products from Producer will be based on [***]. The price ultimately paid by Marketer to Producer in payment for the purchase of Subject Products hereunder is the “Determined Price”.

ii.The general rule for all Subject Products sold by Producer to Marketer pursuant to this Agreement, is that Marketer shall pay to Producer a “FOB Facility Price” consisting of:

A.[***] (the “Marketer Actual Price”) minus

B.[***] (the “Marketing Fee”) minus

C.[***].

iii.For Solbran purchases by Marketer from Producer, the Marketing Fee shall be equal to [***] of the Marketer Actual Price (until the Parties may mutually agree to the contrary) but in any instance, the Marketing Fee shall not be less than [***] and shall not be greater than [***].

iv.For Protomax purchases by Marketer from Producer, the Marketing Fee shall be equal to [***] of the Marketer Actual Price (until the Parties may mutually agree to the contrary) but shall [***].

v.For Wet Corn Bran with Solubles by Marketer from Producer, the Marketing Fee shall be equal to [***] of the Marketer Actual Price, but in any instance, the Marketing Fee shall not be less than [***].

vi.Marketer may, at any time upon notice to Producer, purchase Subject Products for its own account, i.e., without an Accepted Contract in place for such contemplated volume, in which case the general formula shall not apply and the Determined Price [***].

(b) Payment. Marketer shall pay Producer the Determined Price within [***] calendar days after receipt by Marketer of a certified weight certificate for Subject Products that is either (i) shipped to a Buyer in accordance with Section 2.12, or (ii) purchased by Marketer for its own account.

(c)Set–Off. Marketer may exercise a right of offset with respect to any payment or obligation that is due to Marketer from Producer pursuant to this Agreement or any agreement between Marketer and Producer against any payment, delivery or other obligation owed by Marketer to Producer pursuant to this Agreement or any other agreement between Marketer and Producer.

(d)Arbitrage. Marketer and Producer acknowledge that market conditions from time to time may allow Marketer to achieve additional value from Accepted Contracts through location arbitrage or other commercial means. In such instances, Marketer shall notify Producer of the potential arbitrage transaction and its potential benefits. Producer shall immediately respond in writing if Producer desires to proceed with the arbitrage transaction, and any financial benefit realized pursuant to such arbitrage transaction shall be [***].

(e)Government Action. Marketer and Producer recognize that the value of Subject Products could change as a result of various governmental programs, either foreign or domestic. If there is a significant value change to Subject Products as a result of any such governmental program, Marketer and Producer agree to negotiate, in good faith, a revised formula for determining the FOB Facility Price. If Marketer and Producer are unable to agree on a new FOB Facility Price within ninety (90) calendar days, Marketer may terminate this Agreement upon [***] prior written notice.

2.5    Specifications. Producer hereby represents, warrants and covenants to Marketer that:

(a)at the time of completion of Delivery (as defined in Section 2.7) of this Agreement, all Subject Products shall meet the Subject Product specifications, including any minimum or maximum measurement standards (on an as–is basis rather than a dry weight basis), set forth in Schedule 2.5.

(b)at the time of completion of Delivery, all Subject Products shall comply with all applicable federal, state and local laws, ordinances, permits, orders, rules and regulations, including those governing the production, quality, naming, labeling and sale of Subject Products and all feed trade industry standards then in effect;

(c)all Subject Products shall be merchantable, have not been adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”) and may lawfully be introduced into interstate commerce pursuant to the provisions of the Act; and

(d)Producer has, and shall transfer to Marketer, all right title, and interest to all Subject Products, free and clear of all security interests, liens and encumbrances.

2.6    Marketer’s Damages. Producer must give Marketer no less than ten (10) calendar days’ prior written notice if Producer cannot supply to Marketer any Subject Products that Producer has agreed to provide to Marketer pursuant to this Agreement. If Producer fails to provide any Subject Products that Producer has agreed to provide to Marketer pursuant to this Agreement, Marketer may purchase the quantity of such undelivered Subject Products from other sources to the extent necessary to perform Marketer’s obligations under Accepted Contracts after providing Producer with not less than three (3) calendar days’ advance notice of its intention to do so. In such event, Marketer shall be entitled to recover from Producer any and all reasonable out–of–pocket costs and expenses Marketer incurs in excess of the Determined Price in connection with such purchase.

2.7    Delivery and Title. “Delivery” means the physical transfer of Subject Products to the possession of Marketer at the Facility on a FOB basis. Title, risk of loss and/or damage and shipping responsibility shall pass from Producer to Marketer upon completion of the Delivery. Until such time, Producer shall be deemed to be in control and possession of, and shall have title to and bear the risk of loss of and/or damage to, all Subject Products. Marketer and/or Marketer’s agents shall be given access to the Facility as reasonably necessary for Marketer and/or Marketer’s agents to arrange for Delivery of the Subject Products to Marketer. Marketer shall schedule the loading and shipping of all outbound Subject Products purchased pursuant to this Agreement pursuant to Section 2.11, but all labor and equipment required to load the Transportation shall be supplied by Producer [***].

2.8    Production Estimates. No later than five (5) calendar days before the end of each calendar month during this Agreement’s term, Producer shall provide to Marketer a forecast of the volume of Subject Products, broken down into Protomax, Solbran, and Wet Corn Bran with Solubles, expected to be produced by Producer during the following calendar month. Producer shall immediately notify Marketer of any changes to any such Subject Products production forecast as soon as Producer has knowledge of any such change.

2.9    Handling. Producer shall handle all Subject Products in a good and workmanlike manner, in accordance with Marketer’s reasonable written requirements and consistent with normal industry practice and standards. Producer shall maintain the Facility’s truck and railroad loading facilities in safe operating condition consistent with normal industry practice and standards. Producer shall visually inspect all trucks and railroad cars to ensure cleanliness so as to avoid contamination from contaminants apparent to the naked eye.

2.10    Storage at the Facility. At all times during the term of this Agreement, Producer shall maintain, at Producer’s sole cost, storage space at the Facility for the minimum storage of an average of [***] production of Subject Products. Producer shall be responsible at all times for the quality and condition of the Subject Products in storage at the Facility and shall be responsible for all maintenance of such storage at the Facility.

2.11    Transportation. No later than five (5) calendar days prior to the beginning of the week during which Subject Products produced by Producer will be removed from the Facility, Marketer shall schedule for removal by approved Transportation the actual quantity of Subject Products produced by Producer in the relevant week less that amount of Subject Products that Marketer and Producer agree shall be stored at the Facility. If Producer fails to provide the labor, equipment or facilities necessary to meet Marketer’s loading schedule, Producer shall be responsible for any and all actual demurrage and wait–time costs and expenses incurred by Marketer resulting from such failure. Marketer shall use commercially reasonable efforts to order and supply approved Transportation as scheduled for approved Transportation shipments to transport the Subject Products. On a daily basis, Producer shall inform Marketer of the inventory and production status for the Facility by 8:30 a.m. CST/CDST. Producer shall utilize all commercially reasonable efforts to purchase and install equipment for the electronic transfer of loading and inventory data to Marketer on a continuous basis. Marketer and Producer shall cooperate in coordinating production schedules, loading schedules and transportation arrangements, including promptly notifying the other party of any changes, and by using commercially reasonable efforts to mitigate damages in all cases.

2.12    Quantity. The quantity of Subject Products delivered to Marketer from the Facility into Transportation shall be established by weight certificates prepared by Producer, at no cost to Marketer, from the scale at the Facility, which scale shall be certified at the time of weighing and shall comply with all applicable federal, state and local laws, ordinances, orders, rules and regulations. Marketer and/or Marketer’s agents shall be given access to the Facility to observe any such measurements. On Thursday of each week during this Agreement’s term, Producer shall present to Marketer the certified weight certificates for all shipments of Subject Products to Buyers from the Facility during the preceding week.

2.13    Railcar Leases; Barge Time Charters. Marketer may provide Producer with assumptions and information to assist Producer in determining the size of its railcar or barge fleet for the disposition of Producer’s Subject Products production. From time to time during the term of this Agreement, Marketer may also identify to Producer certain railcar leases or barge time charters for the transportation of Subject Products. In such instances, Marketer shall promptly communicate to Producer the terms and conditions of such railcar leases (“Railcar Lease Offer”) or barge time charter (“Barge Time Charter Offer”). Upon receipt of such information, Producer shall either: (a) elect to accept the Railcar Lease Offer directly or Barge Time Charter Offer, in which case Producer would become the lessee to the railcar lease or barge time charter; (b) request that Marketer accept the Railcar Lease Offer or Barge Time Charter Offer directly, in which case Marketer and Producer shall work in good faith to negotiate an amended or separate agreement for Marketer to become the lessee under the railcar lease or barge time charter and for Producer to sublease railcars or barge time from Marketer; or (c) direct Marketer to reject such Railcar Lease Offer or Barge Time Charter Offer. If Producer requests and Marketer agrees to accept the Railcar Lease Offer or Barge Time Charter Offer directly such that Marketer is the lessee to the railcar lease or barge time charter, Producer hereby agrees to accept any subsequent assignment of any such railcar lease or barge time charter from Marketer to Producer such that Producer becomes the lessee to such railcar lease or barge time charter, which assignment Marketer may make in its sole and absolute discretion during this Agreement term or at this Agreement’s termination. Producer shall inform Marketer of its election in writing within the earlier of ten (10) calendar days following receipt of the Railcar Lease Offer or Barge Time Charter Offer or the time period in which the railcar or barge time lessor requires a response; provided however, that if Producer does not inform Marketer during such time period, Producer shall be deemed to have rejected the Railcar Lease Offer or Barge Time Charter Offer.

2.14    Non–Conforming Subject Products. Notwithstanding anything to the contrary set forth in this Agreement, Marketer shall have no obligation to purchase any Subject Products from Producer that does not meet the appropriate Subject Product Specifications.

2.15    Rejection of Subject Products. Payment of invoice and acceptance of delivery do not waive Marketer’s rights if any Subject Products do not comply with the appropriate Subject Product Specifications at the time of completion of Delivery pursuant to Section 2.7. Unless otherwise agreed between Marketer and Producer, and in addition to any other available remedies at law or in equity to which Marketer may be entitled, Marketer may, without obligation to pay, reject any Subject Product that fails to conform in any material respect to the requirements set forth in this Agreement, including failure to meet the applicable Subject Product Specification, at the time of completion of Delivery pursuant to Section 2.7. Should any Subject Product be seized or condemned by any governmental department or agency for any reason, such seizure or condemnation shall operate as a rejection by Marketer of the Subject Product seized or condemned and Marketer shall not be obligated to offer any defense in connection with the seizure or condemnation. When a rejection occurs, Marketer may, at its option:

(a)dispose of the rejected Subject Product after first offering Producer a reasonable opportunity of examining and taking possession of such rejected Subject Product provided that the condition of the Subject Product reasonably appears to Marketer to permit a delay in disposition to allow for such opportunity to examine and take possession;

(b)dispose of the rejected Subject Product in any manner directed by Producer that Marketer can accomplish without violating any applicable federal, state or municipal law, ordinance, permit, order, rule or regulation or any property rights; or

(c)return the rejected Subject Product to Producer.

Title and risk of loss of any rejected Subject Product shall pass to Producer at the time of rejection by Marketer. Marketer’s obligations with respect to any rejected Subject Product shall be fulfilled upon rejection. Producer shall reimburse Marketer for all costs incurred by Marketer in storing, transporting, returning and disposing of any rejected Subject Product. Marketer shall have no obligation to pay Producer for any rejected Subject Product and may deduct costs and expenses to be reimbursed by Producer from amounts otherwise owed by Marketer to Producer pursuant to Section 2.4(c) of this Agreement. Any rejection of Subject Product shall not relieve Producer of its obligations to deliver Subject Product conforming to the applicable Subject Products Specifications as and when and in the amounts required under this Agreement.

2.16    Retention of Samples. Producer shall take a minimum of one representative sample from each load of Subject Product before it leaves the Facility, using standard sampling methodology. Producer shall label these samples to indicate the date of shipment, and the applicable for of Transportation used to transport such Subject Product. Producer shall retain the samples and labeling information for no less than one year after the date taken and shall make such samples available to Marketer upon Marketer’s request.

2.17    Notification; Additional Testing. If Producer knows or reasonably suspects that any of the Subject Products produced at its Facility are adulterated or fail to comply with the applicable Subject Products Specifications in any respect, Producer shall promptly so notify Marketer so that such the applicable Subject Product can be tested, at Producer’s sole cost and expense, before entering interstate commerce. If Marketer reasonably suspects that any of the Subject Products produced by Producer at the Facility are adulterated or otherwise fail to comply with any applicable Subject Products Specifications in any respect, then Marketer may obtain independent laboratory tests of the affected Subject Products and: (a) if such Subject Products are found to not be adulterated and to comply with the applicable Subject Products Specifications, then Marketer shall pay all such testing costs; and (b) if such Subject Products are found to be adulterated or fail to comply with the applicable Subject Products Specifications in any respect, then Producer shall pay for such testing.

2.18    Determination of Credit. Notwithstanding anything in this Agreement to the contrary, all determinations regarding extension of credit to, or the credit worthiness of, Buyers or potential Buyers resides exclusively with Marketer. Producer acknowledges and agrees that Marketer may reject contracts based on its determination of creditworthiness of certain Buyers and that any such rejection shall not be deemed a breach of Marketer’s obligations under this Agreement.

2.19    Labeling. Marketer shall label all Subject Products that are sold by Marketer to Buyers, and Marketer shall, if required by applicable law, register all labels as required.

2.20    Trade Rules. All purchases and sales of Subject Products made pursuant to this Agreement shall be governed by the Feed Trade Rules of the National Grain and Feed Association. In the event of a conflict between the terms of this Agreement and the terms of such Feed Trade Rules, the terms of this Agreement shall control.

2.21    Books and Records; Audit Right. Producer and Marketer each shall establish and maintain at all times, true and accurate books, records and accounts (the “Books”) in accordance with commercially reasonable accounting principles and consistent with good industry practices, distinguishable from all other books and records, in respect of all payments, statements, charges and computations made under this Agreement and shall maintain and keep the Books for a period of at least one year after this Agreement’s termination. During normal business hours, upon reasonable prior notification and until the expiration of the one–year period following this Agreement’s termination, a Party, at its sole cost and expense, shall be entitled to inspect, examine and audit, or cause its representatives (including a third-party auditor) to inspect, examine and audit the Books of the other Party to the extent necessary in order to verify the accuracy of any statement, charge, computation or demand made under or pursuant to any of the provisions of this Agreement. Marketer and its authorized representatives shall be permitted during normal business hours, at Marketer’s sole cost and expense, to physically inspect and audit the Facility, including the meters, from time to time to determine Producer’s compliance with this Agreement’s terms.

ARTICLE III
Term and Termination; Change in Control of Producer

3.1    Term. This Agreement shall take effect as of the Effective Date and shall continue in full force and effect through the Initial Term. Thereafter, this Agreement shall automatically renew for successive Renewal Terms. During any Renewal Term, either Party may terminate this Agreement by giving the other Party at [***] advance written notice of such termination.

3.2    Termination. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated in accordance with the following provisions:

(a)The Parties may immediately terminate this Agreement at any time by mutual written agreement;

(b)Either Party may terminate this Agreement by giving notice in writing to the other Party if the other Party is in material breach of this Agreement and has failed to cure such breach within thirty (30) calendar days of receipt of written notice of such breach from the Party claiming breach;

(c)Either Party may immediately terminate this Agreement at any time by giving notice in writing to the other Party should the other Party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose legal control of its business, or should the other Party or a substantial part of its business come under the control of a third party not subject to this Agreement;

(d)Marketer may immediately terminate this Agreement at any time by giving notice in writing to Producer if Marketer determines, in its reasonable discretion, that significant changes or events within the U.S. government or regulatory structure of the U.S. government have caused, or are likely to cause, conditions under which Marketer will not be able to perform its obligations in the manner contemplated by this Agreement;

(e)Marketer may immediately terminate this Agreement at any time by giving notice in writing to Producer if Marketer determines, in its reasonable discretion, that Marketer is unable to secure such number of potential Buyers having acceptable credit risk to perform Marketer’s obligations under this Agreement;

(f)Marketer may terminate this Agreement in accordance with Section 2.4(e); or

(g)Either Party may terminate this Agreement if the other Party’s performance under this Agreement is prevented by reason of the occurrence of an event of Force Majeure in accordance with Section 5.2.

(h)Effects of Termination. Upon the termination of this Agreement:

(i)Producer shall deliver all Subject Products to Marketer that are subject to an Accepted Contract pursuant to the terms and conditions set forth in such Accepted Contract;

(j)Each Party shall immediately satisfy all outstanding payment obligations to the other Party;

(k)Sections 1.1, 2.4, 2.5, 2.7, 2.13, 2.15, 2.19, 4.1 and 4.2 and Article V of this Agreement shall survive this Agreement’s termination; and

(l)all obligations, promises and agreements of either Party that expressly, or by their nature, survive this Agreement’s termination shall continue in full force and effect subsequent to, and notwithstanding, this Agreement’s termination until such obligation, promise or agreements is satisfied or by its nature expires.

3.3    Change in Control of Producer. If Producer, in any way, sells, assigns, grants, hypothecates, disposes of or otherwise transfers to any third party (such party, the “Change in Control Buyer”) the Facility and/or substantially all of Producer’s assets such that Producer cannot produce and deliver Subject Products to Marketer pursuant to the terms of this Agreement (an “Asset Sale”) or engages in any other change in control transaction such that Producer cannot produce and deliver Subject Products to Marketer pursuant to the terms of this Agreement (any such event, a “Change in Control Transaction”), Producer shall, at Producer’s option: (a) make the Change in Control Buyer’s express acceptance of the assignment or purchase of this Agreement from Producer an express condition to the consummation of such Asset Sale or such Change in Control Transaction; or (b) terminate this Agreement and, within five (5) calendar days following the date of such termination, pay Marketer by wire transfer of immediately available funds to an account designated by Marketer an amount equal to [***].
ARTICLE IV
Indemnification; Insurance

4.1    Indemnification.

(a)Mutual Indemnification Obligation. Each Party (as such, an “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its affiliates and their officers, directors, employees and agents (as such, an “Indemnified Party”) from and against any and all claims, demands, causes of action, damages, liabilities, fines, penalties and expenses, including, without limitation, expenses of investigation, settlement, litigation and attorney’s fees and costs incurred in connection therewith arising out of or resulting from: (i) any breach of this Agreement by Indemnifying Party or its employees, agents, contractors or representatives; (ii) the negligence or willful misconduct of Indemnifying Party or its employees, agents, contractors or representatives; or (iii) the Indemnifying Party’s failure to comply with any applicable federal, state or local law, ordinance, permit, order, rule or regulation. If the event giving rise to the indemnification obligation of a Party under this Section 4.1(a) arises from the concurrent negligence or fault of both Parties (or their respective employees, agents, contractors or representatives), each Party’s indemnification obligations under this Section 4.1(a) shall be in proportion to the percentage of that Party’s negligence or fault.

(b)Notice of Claim. If Marketer seeks indemnification on behalf of a Marketer Indemnified Party, or Producer seeks indemnification on behalf of a Producer Indemnified Party, such Party seeking indemnification shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted (a “Claim”).

(c)Third Party Claims. If an Indemnified Party is entitled to indemnification pursuant to Section 4.1(a) because of a claim asserted by any claimant who is not an Indemnified Party under this Agreement (a “Third Person”), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party. Subject to the following sentence, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the Claim alleged by such Third Person (a “Third Person Claim”) with its own counsel at its own expense. In the instance described in the preceding sentence, the Indemnifying Party must unconditionally acknowledge to the Indemnified Party in writing its obligation to indemnify the persons to be indemnified pursuant to Section 4.1(a) with respect to such Third Person Claim. The Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control the defense of the Claim and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third Person Claim within thirty (30) calendar days after receipt thereof shall be deemed an election not to defend such Third Person Claim. If the Indemnifying Party does not so acknowledge its obligation to indemnify and assume the defense of any such Third Person Claim, then: (i) the Indemnified Party may defend against such claim, in such manner as it may deem reasonably appropriate, including settling such Third Person Claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem reasonably appropriate; and (ii) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. Each Party shall make available to the other Party all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

4.2    Limitation of Liability. OTHER THAN FOR LIABILITY ARISING FROM A PARTY’S BREACH OF SECTION 5.1 OF THIS AGREEMENT OR FROM A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER MARKETER NOR PRODUCER SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

4.3    Producer’s Insurance Obligation. Producer shall maintain at all times during this Agreement’s term: (a) workers’ compensation insurance as prescribed by applicable federal, state or local law, ordinance, permit, order, rule or regulation; (b) commercial general liability insurance with a per–occurrence limit of not less than $2,000,000 (or higher limits as may be required by applicable law), which coverage can be provided through a combination of primary and umbrella policies and which policy(ies) shall identify Marketer as an additional insured party with respect to the operation of the Facility; (c) product liability insurance with a per–occurrence limit of not less than $2,000,000 (or higher limits as may be required by applicable law), which coverage can be provided through a combination of primary and umbrella policies and which policy(ies) shall identify Marketer as an additional insured party with respect to the operation of the Facility; and (d) marine liability insurance with a per–occurrence limit of not less than $2,000,000 (or higher limits as may be required by applicable law), which coverage can be provided through a combination of primary and umbrella policies and which policy(ies) shall identify Marketer as an additional insured party with respect to the operation of the Facility. Each policy described in this Section 4.3 shall be endorsed to afford primary and non–contributory coverage in favor Marketer with respect to any other coverage obtained by or available to Marketer. As to all policies described in this Section 4.3, Producer shall provide

Marketer with at least thirty (30) calendar days’ written notice prior to the effective date of cancellation or any material change of any such policy(ies) and, upon any request from Marketer, immediately instruct its insurer(s) to provide Marketer with certificates of insurance evidencing coverage that is required by this Section 4.3. Producer agrees that the policy limits set forth in this Section 4.3 are minimum limits and shall not be construed to limit Producer’s liability.
ARTICLE V
General Terms and Conditions

5.1    Confidentiality and Nondisclosure Obligations. The Parties agree that all information obtained by one Party from the other Party in the course of negotiating or performing this Agreement, whether furnished in written or oral form, as well as any information that is generated from such information or derived from tours of a Party’s facilities or review of a Party’s products, technology and any drawing, schematic diagrams or other technical information relating thereto, is “confidential” and shall be held strictly confidential by the receiving Party and not revealed to any third person not a party to this Agreement during this Agreement’s term and during the five–year period following this Agreement’s expiration or termination without the disclosing Party’s prior written approval. Each Party shall use the other Party’s confidential information solely and exclusively for carrying out and performing its obligations under this Agreement.

5.2    Force Majeure. For purposes of this Agreement, “Force Majeure” means any event or condition, not existing as of the Effective Date, not reasonably foreseeable as of such date and not reasonably within the control of any Party, that prevents, in whole or in material part, the performance by a Party of its obligations under this Agreement, except an obligation on the part of such Party to make any payment pursuant to this Agreement. Without limiting the generality of the foregoing, the following shall constitute events or conditions of Force Majeure: acts of state or governmental action, riots, war, acts of terrorism, sabotage, strikes, lockouts, prolonged shortage of energy supplies, fire, flood, hurricanes, earthquakes, lightning, and explosion. Any Party affected by a Force Majeure event or condition shall, (a) promptly upon such Party’s determination of such Force Majeure event or condition, provide prompt written notice to the other Party, and (b) subject to the following sentence, be excused from performance under this Agreement to the extent and for so long as such event or condition so prevents its performance. A Party affected by a Force Majeure event or condition must use reasonable efforts to avoid or remove the cause of non–performance and shall continue performance under this Agreement immediately upon the removal of such causes. If the Force Majeure event or condition causing non–performance continues for more than sixty (60) consecutive calendar days and such event has a material adverse effect upon the operations, financial condition, property rights or business prospects of the Party whose performance is not prevented by the Force Majeure event or condition, then the Party whose performance is not prevented by the Force Majeure event or condition, upon the expiration of the above period and so long as the Force Majeure event or condition is continuing, may terminate this Agreement by giving notice of such termination to the other Party.

5.3    Governing Law; Attorneys’ Fees. Any claim, controversy or dispute arising out of or in connection with this Agreement shall be governed by the laws of the State of Indiana without regard to its principles of conflicts of law.

5.4    Independent Contractors. The Parties are independent contractors, and nothing set forth in this Agreement shall be construed to constitute the Parties as partners, joint venturers, co–owners or otherwise as participants in a joint or common undertaking.

5.5    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with regard to the subject matter of this Agreement and no other written or oral agreements, undertakings, promises, warranties or covenants respecting such subject matter, whether prior to or after the Effective Date, shall constitute an amendment to this Agreement unless such written or oral agreement, undertaking, promise, warranty or covenant complies with Section 5.6.

5.6    Amendments. This Agreement may be amended only by a written agreement executed by Marketer and Producer.

5.7    Waivers. No waiver of any provision or condition of this Agreement by a Party shall be valid unless set forth in a writing signed by such waiving Party. No waiver shall be deemed to be a waiver of any other or similar provision or condition, or of any future event, act, breach or default.

5.8    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earliest of the following times: (a) when delivered, if personally delivered by hand, with written confirmation of receipt; (b) when received, if sent by a recognized overnight courier service, receipt requested; (c) five business days after being mailed, if sent by first class mail, return receipt requested; or (d) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy or other electronic transmission device, and, for the sake of clarity, the acknowledgement required by this clause does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device. Until a Party receives written notice in the manner prescribed by this Section 5.8 to the contrary from the other Party, a Party may assume that the following are the proper addresses of each Party:

As to Marketer:

CHS Inc. 5500 Cenex Drive MS 365
Inver Grove Heights, Minnesota 55077
Attention: Sean Broderick
e–mail: sean.broderick@chsinc.com

As to Producer:

Cardinal Ethanol LLC
1554 N 600E
Union City, IN 47390
Attention: Casey Bruns
e–mail: cbruns@cardinalethanol.com

5.9    Partial Invalidity. If any provision of this Agreement is found invalid or unenforceable, in whole or in part, by a court of competent jurisdiction or an arbitration tribunal, such provision shall be limited to the minimum extent necessary to render the same valid and enforceable, or shall be excised from this Agreement, as circumstances may require, and this Agreement shall be construed as if the provision had been incorporated into this Agreement as so limited, or as if the provision had not been included in this Agreement, as the case may be, and enforced to the maximum extent permitted by applicable law.

5.10    Headings. Headings of sections and subsections in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement or as limiting or defining the scope of any of this Agreement’s term or provision.

5.11    Assignment. This Agreement shall be binding upon and shall inure to the benefit of Marketer and Producer and their respective successors and assigns; provided, however, that Producer shall not assign its right or delegate its duties under this Agreement without the express prior written consent of Marketer, which consent may be granted or withheld in the sole and absolute discretion of Marketer. Any Change in Control Transaction, whether by operation of law or otherwise, including pursuant to any bankruptcy, liquidation or similar proceeding, shall constitute an assignment for purposes of this Section 5.11.

5.12    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. The signed Agreement or counterparts may be delivered or stored electronically as a photocopy (such as in .pdf format) or by third-party electronic signing service (such as DocuSign or AdobeSign) and such copies delivered or stored electronically will be enforceable and have the same legal effect as original documents.

5.13    Construction. This Agreement, including the schedule to this Agreement, has been negotiated by the Parties and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision may be applied in this Agreement’s construction or interpretation. Unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms. Any reference to a section, schedule, clause, or similar citation or reference to a specific part or location included in this Agreement refers to the identified specific part or location of this Agreement itself unless specifically designated to the contrary.

5.14    Remedies Cumulative. Except as otherwise set forth in this Agreement, all remedies set forth in this Agreement are cumulative and concurrent and are in addition to all other available remedies at law or in equity to which a Party may be entitled.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CHS Inc.

By: /s/ Sean M. Broderick
Name: Sean M. Broderick
Its: Director - Risk

Cardinal Ethanol LLC

By: /s/ Casey Bruns
Name: Casey Bruns
Its: Commodity Manager

Schedule 2.5

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